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                                 EXHIBIT (j)(i)

                     Consent of PricewaterhouseCoopers LLP

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                                                               Exhibit 99.(j)(i)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 18, 2003, relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Reports to Shareholders of Partners Value Fund, Value Fund, Hickory Fund, Fixed Income Fund and Government Money Market Fund. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
July 23, 2004